UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2022
_________________________

ILLINOIS TOOL WORKS INC.
(Exact name of registrant as specified in its charter)

Delaware			1-4797	36-1258310
(State or other jurisdiction of incorporation)			(Commission File No.)	(I.R.S. Employer Identification No.)

155 Harlem Avenue	Glenview	IL		60025
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number, including area code: 847-724-7500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ITW	New York Stock Exchange
1.25% Euro Notes due 2023	ITW23	New York Stock Exchange
0.250% Euro Notes due 2024	ITW24A	New York Stock Exchange
0.625% Euro Notes due 2027	ITW27	New York Stock Exchange
2.125% Euro Notes due 2030	ITW30	New York Stock Exchange
1.00% Euro Notes due 2031	ITW31	New York Stock Exchange
3.00% Euro Notes due 2034	ITW34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 9, 2022, the Company’s Board of Directors elected Kelly J. Grier as a director, effective immediately, to serve until the May 2023 Annual Meeting and determined her to be independent. Ms. Grier, age 53, retired as US Chair and Managing Partner/Chief Executive Officer of Ernst & Young LLP (“EY”) in July 2022, having served in that capacity since 2018. Ms. Grier had over 30 years of service at EY, serving in various roles with increasing levels of responsibility. Ms. Grier has been appointed to the Audit and Finance Committees of the Company. There are no reportable transactions under Item 404(a) of Regulation S-K.

Ms. Grier will participate in the standard non-employee director compensation arrangements described in the Company’s 2022 proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: September 12, 2022	By: /s/ Jennifer K. Schott
Jennifer K. Schott
Senior Vice President, General Counsel and Secretary